Exhibit 99.2

Confidential

Q2 2021 DESKTOP METAL EARNINGS &
ACQUISITION OF EXONE CALLTRANSCRIPT

August 11, 2021

Jay Gentzkow

Thank you, and thanks to everyone for joining this afternoon’s call. With me today are Ric Fulop, CEO, Chairman, and Founder of Desktop Metal; James Haley, CFO of Desktop Metal; ExOne’s CEO, John Hartner, and ExOne’s CFO, Doug Zemba.

Please note that Desktop Metal’s two press releases and two presentations referred to on this call are available under the Events & Presentations section of our Investor Relations website. This call is also being webcast live, with a link at the same Investor Relations website. The webcast and the accompanying slides will be available for replay for 12 months following this call. The content of today's call is the property of Desktop Metal. It cannot be reproduced or transcribed without our prior consent.

Before we begin, I would like to refer you to our Safe Harbor disclaimer on slide 2 of the Desktop Metal presentation and slide 2 of the acquisition presentation. Today's call will include forward-looking statements. These forward-looking statements reflect Desktop Metal's and ExOne’s views and expectations only as of today, August 11, 2021, and actual results may vary materially based on a number of risks and uncertainties. For more information about the risks that may impact Desktop Metal's and ExOne’s business, financial results, and the proposed acquisition discussed on this call, please refer to the risk factors section of the Form 8-Ks filed today with respect to the acquisition, each company’s Form 10-Q filed today and their respective other filings with the SEC. Neither Desktop Metal nor ExOne assumes any obligation to update the forward-looking statements.

Additionally, during this presentation or the following Q&A session, both Desktop Metal and ExOne may refer to non-GAAP measures. These measures are intended to supplement, but not substitute, for performance measures calculated in accordance with GAAP. Each company’s financial results release contains the financial and other quantitative information to be discussed today, as well as a reconciliation of the GAAP to non-GAAP measures.

With that, it’s my pleasure to turn the call over to Ric Fulop, CEO and Founder of Desktop Metal.

Ric Fulop

Thank you, Jay. Good afternoon and thank you for joining Desktop Metal’s second quarter 2021 financial results call.

As you may have seen, we announced a major transaction this afternoon for the additive manufacturing industry: Desktop Metal has entered into a definitive agreement to acquire ExOne. I’m here with ExOne’s CEO, John Hartner, and before we discuss the transaction and the strategic rationale, we’ll each briefly review our independent second quarter results, starting with Desktop Metal.

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I’m very proud of our team’s efforts in the quarter -- the company is firing on all cylinders. We delivered strong revenue growth, meaningfully expanded gross margins, and executed on a number of exciting developments. And we’ve made rapid progress delivering on our vision to accelerate the adoption of AM 2.0.

I will start the quarterly review on slide 3 of the presentation with a few financial highlights. Revenue growth accelerated in the quarter to $19 million, a sequential increase of 68% over first quarter 2021, and more than 750% over second quarter 2020. We also generated strong gross margin expansion as non-GAAP gross margins increased to 25% in the quarter, up from 5% in Q1, representing a 1,950 basis point sequential increase.

Moving to this quarter’s business highlights, we saw another quarter of acceleration in our customer install base with new customer additions increasing 44% sequentially from the first quarter 2021. This included strong growth in our metals business with solid contributions from Production System P-1, Shop System, and Studio System 2. As a quick update, our team is hard at work putting the final touches on the Production System P-50 and we continue to track towards beginning shipments in the fourth quarter of this year. We also continue to grow our materials library to enable an expanding set of applications for our customers. A few additions to highlight include cobalt chrome, titanium Ti64, 4140 low-alloy steel, and 316L stainless steel in metals, and Flexcera Base and Smile for our EnvisionTEC systems. Our Forust offering, which we announced last quarter, has exceeded all expectations and is experiencing overwhelming demand. We continue to develop and scale this solution to meet the opportunity, and we’re thrilled by the early response. In July, we acquired two early stage companies we’re very excited about -- Aerosint and Beacon Bio. I’ll touch on each of these transactions in more detail later in the presentation. The Desktop Health team continues their strong momentum, with the dental business seeing another quarter of significant growth. And finally, we closed the acquisition of Adaptive3D this quarter, and we’re seeing fantastic demand as we bring Adaptive’s best-in-class elastomers to market alongside our EnvisionTEC platforms like the Xtreme 8K.

Moving to slide 4, our metals business had a fantastic quarter as new customer additions more-than-doubled from the first quarter of this year. That includes broad acceleration across Production System P-1, Shop System, and Studio System 2 shipments. The P-1 in particular was a standout with very strong quarter-over-quarter growth. We have our best people focused on deploying the Production System P-50, and we are on track to begin shipments in the fourth quarter of this year. We look forward to providing more color around customer response and use-cases once we get those systems out in the field.

We also continue to grow our metals materials library with multiple additions. We are the first to commercialize Titanium Ti64 for bound metal, making DM the only company to make Ti64 available in an accessible, turnkey printing form factor with fantastic mechanical properties, including better than wrought elongation. We also are the first and only company to qualify 4140 low-alloy steel for binder jetting -- this is a real workhorse material, one of the highest demand alloys with applications across consumer products, automotive, and other mechanical components. And we also qualified 316L stainless steel on the Production System, a material well-suited for demanding industrial applications.

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As I mentioned earlier, on the M&A front, we acquired Aerosint -- an early-stage company that is pioneering multi-material printing for additive manufacturing. Today, businesses print individual parts or components out of single materials, but in the future, they will increasingly look to print full products that are composed of multiple materials. Aerosint’s patented powder deposition process selectively deposits two or more powders to form a single, thin powder layer containing multiple materials. As the only high-throughput, multi-material powder recoating system in the market, Aerosint’s technology unlocks an exciting range of new applications for AM, including local optimization of mechanical properties, such as wear resistance or vibration dampening, and improvement of chemical and physical properties, such as thermal and electrical conductivity, corrosion resistance, or aesthetics.

We look forward to partnering with our new colleagues at Aerosint to industrialize and mature this technology, and integrate it into upcoming Desktop Metal binder jetting products over the next several years. We are also excited to support Aerosint in their ongoing independent efforts with their existing partners, and to leverage DM’s scale, distribution, and industry-leading technology portfolio to capture new market opportunities. The future of AM is going to be multi-material printing, and Aerosint is a great addition and core technology that will enable us to grow the capabilities of our AM 2.0 solutions over time.

Turning to slide 5 on the left side of the page, the Desktop Health business also continues to build positive momentum. Mike Jafar is putting together an extensive healthcare team that includes leaders across disciplines to progress a number of compelling products currently under development. We are continuing to experience positive traction in the dental business, with another quarter of rapid growth, giving us confidence this team can deliver additional solutions to supplement our industrial business and accelerate the growth of DM overall. We believe dental is beginning to enter the steep part of the adoption curve, and most parts used in dentistry should be printable this decade.

This week, Desktop Health also announced the expansion of their dental technology portfolio with the qualification of cobalt chrome on the Shop System. The dental community will now be able to leverage the full capabilities of high-speed metal binder jetting, including faster and more cost-effective production of bridges, crowns, partial dentures, and more.

Also in the quarter, Desktop Health completed CE certification for our Flexcera Base and Smile resins and received FDA clearance for Class II permanent indications with Flexcera Base. Together, Flexcera Base and Smile enable next-generation digital dentures and same day full arch implant procedures. Flexcera solutions sold out within the first four weeks of launch, and we’re adding capacity to meet the robust demand.

We’re highlighting another acquisition that we’re very excited about on the right side of the page. This is a small company called Beacon Bio that was spun out of Harvard University. They have developed a promising new material that can be printed on our 3D Bioplotter systems and has the potential for use in repairing damaged eardrums. The Phonograft device printed using this material is analogous to Lasik vision correction, except it is intended for individuals who have hearing deficiencies and wear hearing aids, or who have experienced eardrum perforations, which occur in about 30 million people annually worldwide. Phonograft technology promotes eardrum repair while decreasing patient procedure times through a minimally invasive procedure. We expect Phonograft will improve patient hearing outcomes by leveraging the body’s natural regenerative processes, as the biodegradable graft material is slowly replaced by native tissue over time. This exciting technology is in advanced-stage R&D, and the team at Desktop Health intends to conduct additional preclinical studies and pursue FDA review with the goal of delivering a solution to the market within 24 months.

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We believe PhonoGraft and the associated biodegradable elastomer materials, coupled with our leading biofabrication 3D printing solutions, is a true platform technology with tremendous potential across a wider range of high-value healthcare applications in soft tissue – from cardiovascular to neuronal grafts to plastic surgery. Consistent with our broader strategy, we’re excited to own the full value chain for these devices and bring them to the market. It’s still early days for this technology, but this acquisition marks the beginning of our journey to advance patient-specific medicine through additive manufacturing.

Finally on slide 6, we saw another quarter of increasing customer adoption across materials as new customer additions increased 44% sequentially from first quarter 2021. The left side of this slide shows a number of our customers that range from large brands to small companies, with minimal account concentration. And highlighting two interesting customers on the right side of the slide, Christian Tse is a well-recognized jewelry designer and manufacturer using the Production System P-1 to develop several private-label products to supply a variety of the leading luxury and jewelry brands. Christian is leveraged the P-1 to print precious metal rings at rapid rates of up to 50-70 in under two hours, making it a game-changer for his manufacturing strategy. The second customer we are highlighting is Poral -- a precision metal parts manufacturer in Europe that utilizes Shop System to produce complex metal parts across a range of applications including automotive, aerospace, and more. The Shop System’s binder jetting technology enables Poral to improve design flexibility and mass produce parts sustainability, while eliminating tooling costs.

With that, I would like to turn the call over to our CFO, James Haley for his review of the second quarter financial highlights. James?

James Haley, CFO of Desktop Metal

Thanks Ric.

Starting on slide 8, you will see a summary of our financial performance for the second quarter of 2021. Please note, we will be referring to several financial metrics on a Non-GAAP basis. Reconciliation to GAAP data is included in the filed appendix.

Consolidated revenue for the quarter was $19 million, up 68% sequentially from $11.3 million in the first quarter 2021, and also up 767% from the second quarter of 2020. The acceleration was due to an increase in our metal product shipments, specifically Production System P-1’s, Shop Systems, and Studio System 2s, as well as strong contribution from EnvisionTEC photopolymer products and consumables.

Non-GAAP gross margin showed material improvement, increasing to 25% for the quarter, implying a 1,950 basis point improvement over first quarter 2021. Gross margin expansion in the quarter was primarily driven by operating leverage as revenue continued to scale across overhead costs, as well as product mix toward higher ASP sales, such as our metal systems.

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Adjusted EBITDA for the second quarter of 2021 was negative $24.5 million versus negative $20.6 million in the second quarter of 2020. The year-over-year Adjusted EBITDA decline was primarily due to increased expenses related to operating as a public company, investments in our core business, and contributions from acquisitions.

We grew the Desktop Metal team to over 500 employees today, up from 171 in August of last year, as we build the company to execute on our strategic vision.

We ended the quarter well-capitalized, with $515 million in cash, cash equivalents, and short-term investments as of June 30, 2021.

And finally, moving to our guidance.

We are reiterating our expectation to generate revenue in excess of $100 million for the full year 2021, excluding the effects of acquiring ExOne, which we will discuss later in the call. We continue to plan to exit the year with an annualized run rate of approximately $160 million, and expect to see continued sequential quarterly growth throughout 2021.

We are updating our adjusted EBITDA outlook to be in the range of negative $70 to $80 million, again excluding the effects of acquiring ExOne. This updated guidance primarily reflects expected 2021 operating losses from recent acquisitions.

With that, I will turn the call back over to Ric.

Ric Fulop

Thank you, James.

Overall, I’m very proud of the execution from the team in the first half of this year as we’ve meaningfully ramped the business from an operational perspective. And another quarter of outsized revenue growth and expanding gross margins validates the direction we are positioning Desktop Metal. We are building a great company focused on our vision of accelerating the adoption of AM 2.0 and capturing double digit share over the next decade, and I’m excited about the continued momentum and direction of the business.

At this time, I’d like to hand the call over to John to give him an opportunity to review ExOne’s second quarter results prior to discussing the acquisition… John?

John Hartner

Thank you Ric.

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Good afternoon everybody. I wanted to briefly share my overall views of this proposed merger as well as cover some of the highlights of an outstanding Q2 that ExOne just reported.

Firstly I am very excited for this combination which I believe will dramatically accelerate the adoption of production metal additive manufacturing. ExOne being the pioneer in binder jetting has always viewed it as the most scalable, flexible and cost-effective technology for metal whether it is printed or poured. Strong entrants like Desktop Metal have encouraged us all to get better, yet still mass adoption has lagged expectations. This combination brings together two of the industry’s leaders that combined will solve customers' challenges faster and bring the reality of production metal additive forward by years. So I am excited for our customers, our investors, our team members, and the whole industry.

Now for ExOne’s Q2 results.

We achieved record second quarter revenue - the highest level of recurring revenue and the largest backlog in the company’s history. It was a great quarter and reflected the success of our strategy. I am proud of the team across the board and particularly excited about the continued growth in recurring revenues.

Our record second quarter revenue of $18.8 million, reflects a 69% growth from our second quarter performance in 2020. The increase was driven by higher revenues from 3D printing machines and strong growth in recurring revenue, which was primarily from an increase in consumable materials. There was also a significant increase in revenue from funded research and development arrangements linked to our Production Adoption Model.

From a geographical perspective we grew in all regions but the Asian and Americas region really drove that growth with a combined 92% increase year on year.

Recurring revenue rose 2% sequentially and 34% year-on-year to $8.3 million in Q2, demonstrating success from our strategic initiatives in this area.

Backlog of $48.7 million increased 27% year over year and 2% sequentially. New orders remain strong while execution on installations continues to improve. During the second quarter, we progressed on both remote installations and getting people on the ground around the world. We are pleased to have executed well during the quarter and believe we continue to have a strong backlog and new orders which will support our future growth.

Shifting to margins – for the second quarter 2021, we recorded gross margins of 26%, a sequential increase, but compared to a 27.8% second quarter of 2020. The decrease was primarily due to the continued impact of operating inefficiencies and challenges driven by the COVID-19 operating environment and resulting higher input costs.

For the second quarter, our total operating expenses increased to $10.2 million compared to $6.9 million in the prior year period. This is consistent with our plan to support our growth.

Moving to the balance sheet. Cash, cash equivalents and restricted cash as of June 30, 2021, decreased to $129.5 million from $138.3 million at March 31, 2021. The decrease was driven by cash outflows from operations of $7.3 million mostly due to our net loss and net cash outflows from working capital changes driven by increased inventories to support expanded contractual backlog.

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In conclusion, I am very proud of what ExOne has and will accomplish to move binder jetting ahead. We’re very optimistic about our position in the market and believe this combination will truly accelerate additive manufacturing and transition of traditional manufacturing to a more sustainable future.

With that, I'll now turn the call back over to Ric who will share more of the details about this game changing merger.

Ric Fulop

Thanks John.

I’d now like to refer you to the separate set of slides we posted today referencing the acquisition under the Events & Presentations section of DM’s Investor Relations website. In addition to a fantastic quarter, we are thrilled to discuss a landmark moment for Desktop Metal and the AM industry as a whole. We're announcing today that we have signed a definitive agreement to acquire ExOne.

This transaction cements Desktop Metal’s leadership in additive manufacturing for mass production. We really believe this transaction will encourage and radically accelerate the adoption of AM for high-volume applications by offering our customers a more comprehensive and targeted set of solutions that combine the best of both companies, especially across the printing of end-use parts in metals and technical ceramics as well as cores and molds for digital castings.

For our shareholders who may not be aware of ExOne, ExOne was one of the first companies that developed and commercialized binder jet technology spun out of MIT that was originally invented by one of Desktop Metal’s co-founders, Ely Sachs. Most of ExOne’s products use sequential binder jetting compared to our Single Pass Jetting technology, which offers higher throughput. However, ExOne has a great portfolio and a number of assets that are attractive and complementary to our own product portfolio, and I’ll talk about these in further detail as we go through the presentation. The Company is a leader in printing of digital castings, an opportunity with less than 5% penetration, and it holds a strong position in direct metal printing and ceramics printing. ExOne’s installed base is now approaching 500 systems. These are used for volume production and an estimated 28 million parts were printed across ExOne’s customer sites and adoption centers in the past year. They have more than 45 materials either qualified or in R&D. That includes single alloy metals, metal matrix composites, technical ceramics, and materials for digital castings such as printed molds and cores. The company has a strong and growing backlog that stands at $49 million as of June, and as John just discussed, they did $32 million of revenue in the first half of the year. That’s 30% growth over the year, and 44% sequential growth from Q1 to Q2. And this is a company that grew about 11% amid COVID lockdowns in 2020, unlike many other companies in the 3D printing industry that flatlined or contracted during COVID.

Taking a step back, I’d like to remind everyone of how we think about acquisitions in the context of our growth strategy. We are focused on developing three primary areas of the business in order to reach a double digit share in additive over the next decade. Print platforms for mass production, recurring revenue via materials that enable key applications, and parts for killers apps for additive with high-margins. ExOne checks each of these boxes.

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Turning to slide 5, there are five key points that underpin this transaction, which we ultimately believe will accelerate the adoption of AM 2.0 for mass production.

First, this combination creates a leading metal additive manufacturing portfolio across speed, cost, resolution, and part size. Second, we believe this will accelerate the rate at which we can introduce new materials to the market to meet customer demand. Third, we see an opportunity to leverage ExOne sand 3D printing technologies in combination with DM’s low-cost hardware to make digital casting more accessible and lower cost for our customers. Fourth, our complementary go-to-market and support efforts will enhance our combined ability to reach more customers and provide more effective global support. And finally, there are significant opportunities to optimize our combined manufacturing and supply chain efforts to yield margin improvements over time alongside product enhancements that will allow us to attract more customers.

Highlighting that first point on slide 6 - a key element of this transaction is the fact that overnight, we roughly doubled our IP portfolio to well over 600 patents issued or pending, including the largest portfolio of binder jetting IP in the market. We’ve highlighted some of those key patents and capabilities that I think are going to help drive adoption of AM by customers.

ExOne’s technology also provides us with the ability to more effectively target our customers’ specific use cases. On slide 7, starting with our core technologies in metal - we each leverage variations on binder jetting. Desktop Metal offers Single Pass Jetting (or SPJ) and ExOne offers a process they call Triple Advanced Compaction Technology (or Triple ACT), which is a sequential binder jetting technology that requires multiple passes over a bed to achieve equivalent resolution. As a result, SPJ is faster on a per layer basis, roughly 3 seconds per layer on our Production System P-50 vs. 30 seconds for Triple ACT on the X1 160Pro. The throughput of these technologies is primarily a function of layer thickness, so when you benchmark them on an apples-to-apples basis, SPJ can achieve several times the throughput of Triple ACT. However, ExOne’s Triple ACT has several alternative benefits that customers may value for their applications. In particular, it is a very flexible technology and can easily be tuned to new materials. By placing both technologies under a single roof, we can more effectively provide the best solution to address each customers’ specific needs. The reality is that not all customers need to produce hundreds or thousands of parts per hour at the lowest achievable part cost. In fact, to achieve these operating economics, systems with SPJ require more upfront capex than those using Triple ACT. So in some markets where customers may require a larger build bed or lower volumes, Triple ACT is a fantastic technology, and in other high-volume markets, like consumer electronics or automotive, SPJ may be the best option for the most cost-effective production. So they’re really complementary technologies, and combining them into a single portfolio provides customers with the flexibility to optimize production based on their specific application needs and the ability to bring the strengths of each technology to meet their future demands. The bottom line is that with both of these technologies under the Desktop Metal umbrella, our portfolio as a whole is significantly more competitive within the broader metal AM industry and will allow us to attract more customers away from conventional manufacturing processes.

The breadth of our combined product portfolio in metals is illustrated well on this next slide, where you can see how our combined portfolio can take customers all the way from turnkey to mass production, providing anywhere from 4 liters of throughput per day to almost 250. One of the biggest benefits of this deal is that our product portfolios and go-to-market strategies are complementary, so ExOne’s offerings will fill the gaps between Desktop Metal solutions. Even where the throughputs are similar, there are differences in build volumes and vice versa. This acquisition creates a product line-up that combines throughput and flexibility and allows us to address the full spectrum of applications across speed, cost, resolution, and part size. I’m also particularly excited about the opportunity to evolve ExOne’s products into more turnkey solutions. At DM, we believe fragmentation between software, hardware, and materials has held back adoption of AM. This fragmentation has often resulted in an inability to achieve part success or high yields quickly without significant development cycles. With our world-class front-end software tools that include proprietary sinter simulation and build prep solutions as well as our proprietary and mass-produced furnace technology, which we have developed entirely in-house, we believe we can evolve a subset of ExOne’s products into more turnkey solutions that will make them easier for customers to adopt and take into production. And while we will continue to focus on maturing and evolving our core SPJ and Triple ACT technologies, this combination will allow us to focus more on the next frontiers of AM to make it more accessible to larger industrial customers, including full process automation, quality control, and additional scale.

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Turning to slide 10. In manufacturing, materials are what drive applications and the adoption of new technologies. So supporting more materials and better material properties are critical to driving adoption. To that end, we think this deal will be really great for both Desktop Metal customers and for the AM industry as it will increase customer choice and the number of applications enabled by our platforms. DM has a leading portfolio of over 225 materials across metals, ceramics, wood, elastomers and carbon fiber composites and we have an additional 25+ materials in R&D and on our roadmap. Of that list of qualified and R&D materials, just under 30 are metals and ceramics for binder jetting and the rest are in bound metal and photopolymers. As a result of decades-long investment at ExOne, they have an extensive list of more than 45 materials for binder jetting comprised of 23 qualified materials across metals, metal composites, ceramics, and sand and over 20 additional materials in various stages of R&D. Between our two companies, we have scientists working on qualifying related materials, so by joining these teams we will be able to nearly double our horsepower here and multiply the number of materials available for our product portfolios in a shorter time frame, in particular those specialty or proprietary alloys requested by customers, that we otherwise may not have approached independently due to lack of resources. We believe this transaction is going to increase the number of materials available to our customers, and that's really exciting. Even as currently constructed, acquiring ExOne will bring Desktop Metal’s portfolio of qualified materials to nearly 250, and I think this will lead to significant value for our customers in the long run. The more materials available, the greater the adoption of AM.

Moving on to slide 12, ExOne has earned a leadership position in digital casting, also known as sand 3D printing. They’ve provided binder jetting solutions to casting businesses longer than anybody else and the adoption of their solutions continues to grow at a good clip. Overall though, additive manufacturing has achieved less than 5% penetration into the more than 45,000 foundries around the world. AM adoption has been limited by the cost of the equipment, and as casting has shifted overseas, there's been a huge push to develop more entry-level and cost-effective AM systems. Our new RAM systems acquired through EnvisionTEC address this need, however we are still in the process of maturing this unique, low-cost platform. In partnership with ExOne, which has mature, high-performance offerings in this space, we think we can work together to, on one hand, improve productivity through single pass technology, and on the other hand, develop our low-cost solutions through ExOne’s proprietary binders and materials, making them more attractive to a broader set of customers for whom sand printing has mostly remained out of reach.

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Turning now to slide 13, we’ve spoken in the past about our software capabilities and our in-house sintering technology. Together these enable turnkey digital workflows for metal AM that takes customers all the way from initial design to final metal part, and we’re excited to bring some of these capabilities to the ExOne platforms we will acquire. ExOne has similar, mature capabilities within sand 3D printing that enable full digital workflows for casting applications. This includes not only significant expertise in design and simulation from a software perspective, but also hardware innovations such as automated de-sanding equipment for large format sand printers. Their digital casting business is best-in-class and utilized at scale throughout the industry, and we look forward to leveraging these capabilities in conjunction with our RAM systems to make low-cost sand 3D printing more robust and accessible to help grow this market.

Moving to slide 14, we also see an interesting growth opportunity in new markets for large format tooling, where ExOne has the most advanced solutions in the market. In addition to their 420i tooling material, they have a low cost composite tooling technology enabled by proprietary binders. You can print large format sand tools at high-speeds, lay-up composite continuous carbon fiber prepreg or tape around the tool, and then dissolve the tool using only tap water to obtain your part. It’s a fantastic technology with a lot of potential. We also see a huge opportunity around their new AMClad technologies which use a patented infiltration technique to create durable tools for processes such as vacuum forming. And this technology has applications for end-use parts as well, such as outdoor architectural and design elements where the durability and customizable surface finish are key.

Let me focus now on the go-to-market efforts for the combined company on slide 16. At DM we are a channel-first company. We utilize our unique distribution network to achieve broader access to the market at scale. It's provided us with installation capabilities in over 65 countries through our fantastic partners. They are excellent at uncovering sales opportunities, but their sweet spot is transactions under roughly 450,000 dollars, where the products are more turnkey and have a faster sales cycle. A lot of the products that ExOne currently sells are above this price range, as is our Production System P-50, which has a relatively high ASP. Through this transaction our channel partners will gain additional products to monetize from ExOne’s more entry-level offerings, while we will add to our sales capacity on Production System offerings by leveraging ExOne’s highly complementary direct sales team members. Combined, I think that there’s a significant cross-selling synergy opportunity here. The combined company will also multiply the service capacity for our customers, including full-time and fully-trained reseller technicians, across the globe and across our product portfolio from entry-level to large format and mass production solutions.

Turning to slide 17, ExOne has a unique business around funded R&D contracts to develop high-value materials and applications for a variety of businesses, including the US government. For example, with the air force, they are developing a super high strength steel that is roughly 20% stronger than conventional AM alloys. They've also got a very good relationship with leading national labs including Lawrence Livermore and Oak Ridge. The team focused on creating these opportunities and developing special materials is world-class - in particular, because a lot of their developments have dual-use. While these projects help our nation solve strategic problems, they also open up frontiers for the industry and enable application discovery within commercial businesses that drive incremental AM system sales and additional funded R&D business. So we’re very excited to bring this infrastructure in-house to Desktop Metal, where we can leverage their expertise across a wider product and technology portfolio to drive growth and create additional self-funded revenue streams. I want to recognize the team at ExOne that has led this effort, in particular Rick Lucas, who has done an incredible job driving the tip of the spear when it comes to materials for AM. This is a really unique asset and high-value team that we are bringing on as part of the transaction.

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That brings us to our final point on slide 19, which speaks to the financial and operational considerations of the transaction. We see a great opportunity through this combination to optimize our manufacturing and supply chain efforts. Desktop Metal has historically leveraged a third party contract manufacturing model which requires significant upfront engineering investment, but enables low-cost architectures for our high-volume turnkey solutions and quick turnaround times for shipping product to customers. It’s a great model to help make AM systems more accessible to a wider set of customers. Conversely, ExOne’s manufacturing model is quite complementary, where they perform assembly and testing in-house, which is well-suited to the higher BOM and larger, more complex systems that make up a good portion of their revenue, including systems like the S-Max Pro. We plan to leverage each of these models where they are best suited on a product-by-product basis to improve cost structures for the overall portfolio of the combined company. The acquisition will also result in additional scale that can be leveraged to drive down costs across systems and materials as well as drive fixed overhead absorption as we grow. Together, these and other future synergy possibilities across the organization represent a meaningful opportunity to realize gross margin accretion for the company and get to our long-term margin targets faster.

Before finishing up, I’ll provide a brief overview of the deal specifics on slide 20. Desktop Metal will acquire ExOne for $8.50 in cash and $17.00 in shares of Desktop Metal common stock, for a total consideration of $25.50, per share of ExOne, representing a transaction value of $575 million and an enterprise value of $447 million net of ExOne’s balance sheet cash. ExOne’s Chairman and largest shareholder, Kent Rockwell, has stated his full support for the transaction, which the ExOne board recommended unanimously, and his intention to vote all his shares in accordance with the Board’s recommendation. We expect this transaction to close in the fourth quarter of this year, subject ExOne shareholder approval and the satisfaction of regulatory approvals and other customer closing conditions.

For the sake of clarity on the transaction details, I did want to mention that the deal consideration is subject to the collar as described in the presentation on slide 20 and in the press release we issued regarding the transaction.

We strongly believe that Desktop Metal can increase choice and flexibility for AM customers through its acquisition of ExOne. We are excited to further cement our leadership in additive manufacturing for mass production, and we believe that ExOne’s complementary technologies and go-to-market efforts will help us accelerate the adoption of AM 2.0 across industries and business of all sizes.

And with that, let’s open it up for questions.

[Q&A Session]

Ric Fulop

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I want to thank everyone for joining the call, as well as John and Doug for joining me today. We’re very pleased with the momentum of DM in the quarter, and equally excited about our acquisition of ExOne. We are executing on our long-term vision to accelerate adoption of AM 2.0, and we look forward to updating you on our progress in upcoming calls.

Cautionary Note Regarding Forward Looking Statements:

This communication relates to a proposed business combination transaction between Desktop Metal, Inc. (“Desktop Metal”) and The ExOne Company (“ExOne”). This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding the anticipated benefits of the proposed transaction, anticipated impact of the proposed transaction on Desktop Metal’s and ExOne’s future results of operations and financial position, the amount and timing of synergies from the proposed transaction, the anticipated closing date, and other aspects of Desktop Metal’s and ExOne’s operations or results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Each of Desktop Metal and ExOne has based these forward-looking statements on current information and their respective management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this communication and are subject to a number risks and uncertainties, including, without limitation, the following: the impact of the COVID-19 pandemic on Desktop Metal’s and ExOne’s business, including their suppliers and customers; the effect of the transaction (or announcement thereof) on the ability of Desktop Metal or ExOne to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom they do business; risks that the transaction disrupts current plans and operations; the ability of Desktop Metal and ExOne to consummate the proposed transaction in a timely manner or at all, including the ability to secure regulatory approvals; impact to Desktop Metal’s business if the transaction is not consummated; successful integration of Desktop Metal’s and ExOne’s businesses and realization of synergies and benefits; the ability of Desktop Metal to implement business plans, forecasts and other expectations following the completion of the transaction; risk that actual performance and financial results following completion of the transaction differ from projected performance and results; and business disruption following the transaction. A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy statement/prospectus. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in the forward-looking statements in this communication of Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the Securities Exchange Commission (“SEC”), including without limitation the “Risk Factors” and/or other information included in the Form 8-K to be filed by Desktop Metal in connection with the transaction, the Form 10-Q filed with the SEC on August 11, 2021 and such other reports as Desktop Metal has filed or may file with the SEC from time to time. For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to ExOne’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, neither Desktop Metal nor ExOne will update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

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Confidential

No Offer or Solicitation:

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It:

In connection with the proposed transaction, Desktop Metal intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement of ExOne and a prospectus with respect to shares of Desktop Metal’s common stock to be issued in the proposed transaction (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF DESKTOP METAL AND EXONE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement/prospectus will be mailed to stockholders of ExOne in connection with meeting to be held to request approval of the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Desktop Metal at its website, ir.desktopmetal.com, or from ExOne at its website, investor.exone.com.

Participants in the Solicitation:

Desktop Metal, ExOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning Desktop Metal’s participants is set forth in the proxy statement, filed June 17, 2021, for Desktop Metal’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Information concerning ExOne’s participants is set forth in the proxy statement, filed April 1, 2021, for ExOne’s 2021 annual meeting of stockholders as filed with the SEC on Schedule 14A and on certain of its Current Reports on Form 8-K. Additional information regarding the interests of such participants in the solicitation of proxies, including direct and indirect interests, in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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[Q&A Session]

Ric Fulop

I want to thank everyone for joining the call, as well as John and Doug for joining me today. We’re very pleased with the momentum of DM in the quarter, and equally excited about our acquisition of ExOne. We are executing on our long-term vision to accelerate adoption of AM 2.0, and we look forward to updating you on our progress in upcoming calls.

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